Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 1998 relating to the financial statements and financial statement schedule, which appears in the Centennial Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 25, 2000.




                                                  /s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 15, 2000